Exhibit 15.2

ORDINARY MEETING OF STOCKHOLDERS OF LUXOTTICA GROUP S.p.A. April 29-30, 2010 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The approval of the Company’s Statutory Financial Statements for the year ended December 31, 2009 2. The allocation of net income and distribution of dividends PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00003000000000000000 7 042910 FOR AGAINST ABSTAIN NON-VOTING ITEM

0 14475 LUXOTTICA GROUP S.p.A. Proxy for Ordinary Meeting of Stockholders on April 29-30, 2010 (Continued and to be signed on the reverse side.)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The approval of the Company’s Statutory Financial Statements for the year ended December 31, 2009 2. The allocation of net income and distribution of dividends FOR AGAINST ABSTAIN ORDINARY MEETING OF STOCKHOLDERS OF LUXOTTICA GROUP S.p.A. April 29-30, 2010 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online or by phone until 11:59 PM EST by April 23, 2010 MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00003000000000000000 7 042910 COMPANY NUMBER ACCOUNT NUMBER NON-VOTING ITEM